Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, dated April 29, 2022 relating to the audit of the consolidated financial statements of CW Petroleum Corp for the years ending December 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

August 26, 2022